Exhibit 10.8

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is effective as of February 10, 2010 (the "Effective Date"), by and among ASK Prospecting & Guiding Inc , having an office at 443 JR Smallwood Bvld., Gambo, Newfoundland, Canada, A0G-2E0 (the "Vendor") and Deerfield Resources, Ltd., a Nevada Corporation, having an office at 50 Christopher Columbus Drive, Suite 1606, Jersey City, New Jersey 07302, USA (the "Purchaser"). Each of the Vendor and the Purchaser are referred to as a "Party" and together as "Parties" hereto.

R E C I T A L S

WHEREAS, the Vendor and the Purchaser are parties to that certain Mineral Claim Purchase Agreement dated as of October 10, 2006, as amended by that certain amendment dated November 5, 2008 (as amended, the "Original Agreement"), pursuant to which the Purchaser agreed to make certain payments for purchase from the Vendor of certain mineral claims, in accordance with the payment schedule set forth in the Original Agreement; and

WHEREAS, the Purchaser, Leading Asia Pacific Investment Limited, a British Virgin Islands company ("Leasing Asia"), and Unitech International Investment Holdings Limited, the sole shareholder of Leading Asia (the "Shareholder") desire to enter into a share exchange agreement (the "Share Exchange Agreement"), pursuant to which the Shareholder will agree to exchange all of its capital stock in Leading Asia for shares of the Purchaser's capital stock, constituting approximately 90.18% of the issued and outstanding capital stock of the Purchaser on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement; and

WHEREAS, to induce Leading Asia and the Shareholder to enter into and close the Share Exchange Agreement, each of the Purchaser and the Vendor has agreed to terminate each of the Vendor's and the Purchaser's obligations under the Original Loan Documents; and to terminate, release and discharge each other of any and all obligations and security interests created under the Original Agreement, wherever they may be.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.

Termination of the Original Agreement. Each Party hereto, on behalf of itself and its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the "Releasing Parties," each a "Releasing Party"), severally agrees (notwithstanding and irrespective of any agreement, document, matter, or thing (including, but not limited to, any terms of the Original Agreement)) that the Original Agreement is hereby terminated in its entirety (including, but not limited to, any and all powers of attorney granted therein) and that the Original Agreement shall have no force and/or effect (past, present and /or future) whatsoever.

2.

Release of Obligations. No Party hereto shall have any right, obligation, and/or liability (past, present or future) whatsoever arising under or in connection with the Original Agreement. Each Releasing Party agrees that each other Party to any of the Original Agreement, including its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the "Released Parties", each a "Released Party"), is irrevocably and unconditionally fully released and discharged from any and all liabilities, obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, costs, expenses, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands and/or losses whatsoever, whether known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or non-accrued, actual and/or prospective (collectively, "Claims", each a "Claim"), which any Releasing Party may in the past, future or present have or claim to have or assert against any Released Party, relating to, arising under or in connection with any of the Original Agreement. Each Releasing Party represents and warrants to each Released Party that it has not assigned or transferred or purported to assign or transfer to any person or entity all or any portion of any Claim released by the Releasing Parties herein.

3.

Termination and Release of Security Interest. The Vendor hereby unconditionally and irrevocably terminates, releases and discharges any and all security interests which might have been created in its favor in connection with the Purchaser's obligations under the Original Agreement which the Vendor, at the date of this Agreement, still holds, and surrenders such interests without recourse and without any warranty, representation or covenant as at the date of this Agreement.

4.

Representations and Warranties. Each of the Parties hereto represents and warrants to the other that:

(a)

Such Party is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(b)

all necessary corporate action has been taken to authorize such Party to execute and deliver this Agreement and perform the transactions contemplated hereby;

(c)

neither the execution and delivery of this Agreement, nor the performance of any of the transactions contemplated by this Agreement, do or will conflict with any law, regulation or judicial or official order, conflict with its constitutional documents, or conflict with any document which is binding on any of its assets; and

(d)

this Agreement constitutes, or when entered into will constitute, legal, valid and binding obligations of such Party, enforceable (subject to principles of equity and laws relating to bankruptcy, insolvency or liquidation or any other laws generally affecting the enforcement of creditors' rights) in accordance with its terms.

5.

Governing Law. This Agreement and all the rights and duties of the Parties arising from or relating to the subject matter of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

6.

Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Parties hereto arising out of or relating to this Agreement, or any obligations hereunder, may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York.

7.

Waiver of Jury Trial. THE PARTIES HERETO HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

8.

Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.

Further assurances. In respect of the matters set forth in Sections 1 through 3 of this Agreement, including, but not limited to, the release of any security interest and/or any reassignment referred to in Sections 1 through 3 hereof, each of the Parties hereto shall do and execute or procure to be done and executed all necessary acts, deeds, documents and/or things as may be reasonably requested of it by any other Party hereto by written notice to give effect to Sections 1 through 3 hereof.

10.

Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties.

11.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

12.

Assignment. No Party may, without the prior written consent of each other Party, assign any of its rights or transfer any of its obligations under this Agreement.

13.

Entire Agreement. This Agreement sets forth the final agreement among the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and negotiations, both written and oral, among the Parties regarding the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Signed by: DEERFIELD RESOURCES, LTD. as represented by its President
James Morgon	By: /s/ James Morgon
Deerfield Resources, Ltd.
James Morgon, President

Signed by:
ASK PROSPECTING & GUIDING INC.	By: /s/ Kevin Keats
as represented by its President	ASK Prospecting & Guiding Inc
Kevin Keats	Kevin Keats, President

[Signature Page to Termination and Release]